DOUBLELINE FUNDS TRUST

EIGHTH AMENDMENT TO THE

AMENDED AND RESTATED CUSTODY AGREEMENT

THIS EIGHTH AMENDMENT, effective as of November 19, 2015, to the Amended and Restated Custody Agreement dated as of January 29, 2013, as amended August 21, 2013, November 20, 2013, February 26, 2014, May 22, 2014, November 20, 2014, January 1, 2015 and April 27, 2015 the “Agreement”), is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust, (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the DoubleLine Global Bond Fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE FUNDS TRUST	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Ronald R. Redell	By: /s/ Michael R. McVoy

Name: Ronald R. Redell	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Amended Exhibit C - Amended and Restated Custody Agreement DoubleLine Funds Trust

Fund Names

Separate Series of DoubleLine Funds Trust

Name of Series

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Shiller Enhanced CAPE

DoubleLine Flexible Income Fund

DoubleLine Low Duration Emerging Markets Fixed Income Fund

DoubleLine Selective Credit Fund

DoubleLine Long Duration Total Return Bond Fund

DoubleLine Strategic Commodity Fund

DoubleLine Global Bond Fund

And any other Funds listed in the then current Prospectus.

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